Exhibit 99.1

EFCO Corporation

Index to Financial Statements

Year Ended November 26, 2016

Page(s)

Report of Certified Public Accountants	2-3

Financial Statements

Results of Operations	4
Balance Sheet	5
Statement of Shareholder Equity	6
Statement of Cash Flows	7
Notes to Financial Statements	8-14

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

EFCO Corporation

We have audited the accompanying financial statements of EFCO Corporation (a Missouri corporation), which comprise the balance sheet as of November 26, 2016, and the related statement of operations, changes in stockholder equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EFCO Corporation as of November 26, 2016 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/Grant Thornton LLP

GRANT THORNTON LLP

Kansas City, Missouri

August 21, 2017

EFCO Corporation

Results of Operations

Year Ended November 26, 2016

Year Ended
(Amounts in thousands)	November 26, 2016
Net sales	$266,452
Cost of sales	199,152

Gross profit	67,300
Selling, general and administrative expenses	51,566

Operating income	15,734
Other income, net	(284)

Earnings before income tax	16,018
Income tax	228

Net earnings	$15,790

The accompanying notes are an integral part of these financial statements.

EFCO Corporation

Balance Sheet

Year Ended November 26, 2016

(Amounts in thousands)	November 26, 2016
Current Assets
Cash	$-
Accounts receivable, net	49,874
Inventories	22,090
Other current assets	1,377

Total Current Assets	73,341

Property, plant, and equipment, net	37,756
Goodwill	24,722
Intangible assets, net	21,626
Other non-current assets	1,332

Total Assets	$158,777

Current Liabilities
Trade accounts payable	$8,439
Accrued and other liabilities	16,854
Reserve for product warranty and general liability	6,567
Deferred revenue	4,754

Total Current Liabilities	36,614

Reserve for product warranty and general liability	5,600
Deferred revenue	6,564
Other long-term liabilities	531
Shareholder’s Equity
Capital stock	47
Additional paid-in capital	239,581
Divisional equity transfers	(36,102)
Retained earnings	(94,058)

Total Shareholder’s Equity	109,468

Total Liabilities and Shareholder’s Equity	$158,777

The accompanying notes are an integral part of these financial statements.

EFCO Corporation

Statement of Shareholder Equity

Year Ended November 26, 2016

(Amounts in thousands)	Common Stock	Additional Paid-In Capital	Divisional Equity Transfers	Retained Earnings
Balance at November 28, 2015	$47	$239,581	$(38,469)	$(100,941)
Net earnings	-	-	-	15,790
Tax distribution declared	-	-	-	(8,907)
Divisional equity transfer	-	-	2,367	-

Balance at November 26, 2016	$47	$239,581	$(36,102)	$(94,058)

The accompanying notes are an integral part of these financial statements.

EFCO Corporation

Statement of Cash Flows

Year Ended November 26, 2016

Year Ended
(Amounts in thousands)	November 26, 2016
Operating activities
Net income	$15,790
Depreciation and amortization	4,321
Other, net	174
Changes in operating assets and liabilities:
Accounts receivable, net	(9,809)
Inventories	(4,380)
Current portion of long-term liabilities	2,644
Accrued and other liabilities	3,226
Trade accounts payable	1,565
Deferred revenue	3,013
Other, net	630

Net cash provided by operating activities	17,174

Investing activities
Purchases of property, plant and equipment	(10,253)

Net cash used in investing activities	(10,253)

Financing activities
Bank overdrafts	(381)
Borrowings	2,367
Payments	-
Stockholder distributions declared	(8,907)

Net cash used in financing activities	(6,921)

Increase/(Decrease) in Cash	-
Cash, Beginning of Year	-

Cash, End of Period	$-

The accompanying notes are an integral part of these financial statements.

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

1.	Nature of Business and Basis of Presentation.

EFCO Corporation, a Missouri corporation, (the Company or EFCO) manufactures and sells into the heavy commercial windows and doors segment under the trade name “EFCO”. The Company sells its products primarily to general contractors and glazing contractors. The financial statements include the accounts of the Company on a standalone basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of probable losses and expenses. Actual results could differ from those estimates.

2.	Subsequent Events

The Company evaluated subsequent events through August 21, 2017, the date these financial statements were issued. On June 12, 2017, 100 percent of the stock of the Company was acquired by Apogee Enterprises, Inc., a publicly-held U.S. manufacturer of architectural building materials, for approximately $192 million.

3.	Fiscal Year

The Company maintains its accounting records on a 52-/53-week fiscal year. The Company’s fiscal year ends on the last Saturday of the calendar month of November. The year ended November 26, 2016 contained 52 weeks.

4.	Fair Value Measurements

The Company carries financial instruments in its financial statements at fair value, which represents the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of trade receivables and accounts payable are a reasonable estimate of their fair value because of their short-term nature.

Financial assets and liabilities are classified in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement, as follows:

Level l -	Quoted market prices in active markets for identical assets or liabilities.
Level 2 -	Inputs other than Level l inputs which are either directly or indirectly observable.
Level 3 -	Unobservable inputs developed using the Company’s estimates and assumptions, which reflect those which market participants would use.

The Company had no non-financial assets measured at fair value on a non-recurring basis.

5.	Accounts Receivable and Returns and Allowances

Trade accounts receivable are recorded at their invoiced amounts less an allowance for estimated returns and doubtful accounts and do not bear interest. Accounts outstanding longer than their contractual payment terms are considered past due. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The Company determines the allowance, which at year ended November 26, 2016 was $0.3 million, based on historical write-off experience and reviews the allowance quarterly. Account balances are charged off against the allowance when the Company feels it is probable the receivable will not be recovered, and

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company determines the reserve for returns, which at year ended November 26, 2016 was $0.8 million, based on a historical rolling 12-month experience.

6.	Inventories

All inventories are stated at the lower of cost, determined under the first-in, first-out (FIFO) method or market. Inventory costs are composed of material, direct labor, and overhead. Reserves have been established for excess, slow-moving, and obsolete inventories.

7.	Intangible Assets and Goodwill

The primary intangible assets of the Company are trade names and customer relationships. All intangibles with finite lives are amortized and those with indefinite lives are not amortized. Intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate elements of property which is when a triggering event occurs. Intangible assets not subject to amortization are assessed for impairment at least annually or as triggering events occur. In evaluating the recoverability of intangible assets not subject to amortization, it is necessary to estimate the fair value of the intangible assets.

The following table summarizes intangible assets:

(Amounts in thousands)	November 26,
	2016
		Life
Subject to amortization
Customer relationships	$5,407	15 year
Less: Accumulated amortization	4,401

Net intangible assets subject to amortization	1,006
Not subject to amortization
Trade names	20,620

	$21,626

Amortization expense for fiscal 2016 was $0.4 million.

The estimated amortization expense for the next five years, assuming no change in estimated useful lives of identifiable intangible assets, is $0.3 million, $0.2 million, $0.2 million, $0.1 million and $0.2 million for fiscal 2017, 2018, 2019, 2020, and 2021, respectively.

Goodwill is assessed for impairment at least annually and as triggering events occur. In evaluating the recoverability of goodwill, it is necessary to estimate the fair value of the reporting units. In making this assessment, management relies on a number of factors, including operating results, business plans, and present-value techniques to discount anticipated future cash flows. Rates used to discount cash flows are dependent upon interest rates and the cost of capital at a given point in time. There are inherent uncertainties related to these factors and to management’s judgment in applying them to the analysis of impairment. It is possible that assumptions underlying the impairment

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

analysis will change in such a manner that an impairment in value may occur in the future. During the year ended November 26, 2016, the Company recorded no impairments related to goodwill.

The inputs used to estimate the fair value of goodwill and trade names were largely unobservable, and, accordingly, these measurements were classified in Level 3 of the fair value hierarchy. The fair value was estimated using an income approach, which is based on management’s cash flow projections of revenue growth rates and operating margins, taking into consideration industry and market conditions. The discount rates used in the fair value calculations were based on a weighted average cost of capital using certain Level 1 and 2 inputs adjusted for the relevant risk associated with those assets.

8.	Property, Plant, and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation and are being depreciated by the straight line method over estimated service lives as follows: land improvements - 15 years; buildings and leasehold improvements - generally 10-40 years, with leasehold improvements at the lesser of the life of the improvement or the remaining life of the lease; and machinery and equipment - generally 3-15 years. The Company capitalizes certain computer software development costs that are being amortized by the straight-line method over 5 years. For the year-ended November 26, 2016, depreciation and amortization expense was $3.9 million.

If facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the Company would measure the carrying amount of the assets against the estimated undiscounted future cash flows associated with these assets. At the time any such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, these assets would be adjusted to their fair values. During the year ended November 26, 2016, the Company did not recognize any impairments.

9.	Product Warranty and General Liability

The Company has provided a reserve at the time of sale for the estimated cost of product replacement or repair as established by its product warranty policies. The Company’s estimated reserve for product warranty for fiscal 2016 is as follows:

(Amounts in thousands)	2016
Beginning balance	$5,780
Current provisions	8,737
Expenditures	(6,925)

Ending balance	$7,592

In addition to the reserve for product warranty, the Company has recorded an estimated reserve for general liability of $4.6 million as of November 26, 2016, in accordance with its general liability policies. The Company accrues for expenses when payments become probable and can be reasonably estimated, plus an allowance for the cost of incurred but not reported expenses estimated using historical cost experience. The Company estimates short-term amount based on historical 12-month experience.

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES – Continued

10.	Revenue Recognition

Under the terms of its sales agreements with customers, the Company recognizes revenue when persuasive evidence of an arrangement exists, when the risks and rewards of ownership have transferred, when the price is fixed, and when collection is reasonably assured. For jobs in which the Company is responsible for the installation, the Company recognizes transfer of ownership occurs at delivery to the job site. On some jobs the Company is required to bill the customer prior to shipment based on AIA documents, which will result in deferred revenue. This revenue is recognized based on one of the two previous methods depending on the job. The Company sells extended warranties on their products. These revenues are recognized over the life of the warranty.

11.	Advertising Expenses

Advertising production costs are expensed as incurred for print media. Total advertising expenses were $0.6 million for fiscal 2016.

12.	Freight Charges

Shipping and handling fees billed to the customer are included in net product sales. Shipping and handling costs were $12.8 million in fiscal 2016 and are included in manufacturing costs.

13.	Research and Development

The Company expenses all research and development costs as they are incurred. Research and development costs totaled $0.1 million in fiscal 2016.

14.	New Accounting Standard

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases, which provides for a comprehensive change to lease accounting. The new standard requires that a lessee recognize a lease obligation liability and a right to use asset for virtually all leases of property, plant and equipment, subsequently amortized over the lease term. The new standard is effective for public companies for fiscal years beginning after December 15, 2018 and for nonpublic companies for fiscal years beginning after December 15, 2019, with a modified retrospective transition. The adoption of this standard will result in reflecting assets and liabilities for the value of our leased property and equipment on our balance sheet and while we are still evaluating the impact of the standards to our overall financial statements, it is not expected to have a significant impact on our results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. Under the new standard, an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for annual reporting periods beginning after December 15, 2017 for public companies and for annual reporting periods beginning after December 15, 2018 for nonpublic companies. We are in the process of fully evaluating the impact this standard will have on our financial statements. In the coming months, we will undertake a process to quantify the impact of the new accounting guidance

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES – Continued

on each of the relevant fiscal years and will provide further analysis and discussion as we progress in the evaluation process.

NOTE B - INVENTORIES

The composition of inventories is as follows:

(Amounts in thousands)	November 26,
2016
Production materials	$10,251
Work in process	4,558
Finished goods	7,281

$22,090

NOTE C - PROPERTY, PLANT, AND EQUIPMENT

The composition of property, plant, and equipment is as follows:

(Amounts in thousands)	November 26,
2016
Land and land improvements	$3,626
Buildings and leasehold improvements	22,698
Machinery and equipment	29,422
Capitalized software	5,060
Construction in progress	4,901

65,707
Less accumulated depreciation and amortization	(27,951)

$37,756

NOTE D - RELATED PARTY TRANSACTIONS

The Company has entered into agreements with Pella Corporation, which owned EFCO on November 26, 2016, to purchase certain material used in some of its products.    During fiscal 2016, the Company purchased $0.4 million of material under these agreements and had $0.1 million in inventory on November 26, 2016.

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE E – ACCRUED AND OTHER LIABILITIES

The composition of accrued and other liabilities is as follows:

(Amounts in thousands)	November 26,
2016
Accrued commissions	$5,718
Accrued payroll and related liabilities	4,832
Accrued insurance	2,563
Accrued profit sharing	1,126
Accrued property and use taxes	871
Other	1,744

$16,854

NOTE F - EMPLOYEE BONUS AND PROFIT SHARING PLANS

The Company sponsors a single 401(k) retirement plan covering substantially all employees who have satisfied plan eligibility requirements. The Company’s current provision under the Plan is generally based on qualifying operating income before profit distributions, donations, and other items as specified by the Board of Directors from time to time. The Company made contributions to the plan during for fiscal 2016 of $1.1 million.

The Company maintains a plan that allows participants to defer compensation. The deferred compensation liability was $0.5 million at November 26, 2016. The Company has investments in corporate-owned life insurance policies (COLI) of $1.2 million with the intention of utilizing them as long-term funding sources for this plan. The COLI assets are recorded at their net cash surrender values and are included in other non-current assets in the consolidated balance sheet

NOTE G - CONTINGENT LIABILITIES AND CONCENTRATIONS

Various lawsuits, claims, and proceedings have been or may be asserted against the Company. The Company accrues for legal claims and legal expenses when payments for such items become probable and can be reasonably estimated. While the amounts claimed may be substantial, the ultimate liability cannot be determined because of the considerable uncertainties that exist. Therefore, it is possible that results of operations or liquidity in a future period could be affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending will not have a materially adverse effect on the financial position, results of operations, or cash flows of the Company.

During fiscal 2016, the Company’s largest supplier constituted 34.5% of direct material purchases.

At November 26, 2016, the Company had contractual commitments to purchase raw materials in future fiscal periods. Based on contractual provisions, these commitments are currently estimated to be approximately $13.5 million due within the next two fiscal years. The Company believes these commitments do not exceed normal purchasing level required.

EFCO Corporation

Notes to Financial Statements

Year Ended November 26, 2016

NOTE H – LEASES

The Company leases facilities and equipment under operating leases expiring at various dates through fiscal 2025. These leases do not include any related party transactions. Rent expense for fiscal 2016 was $2.0 million. Following is a schedule of future minimum lease payments:

(Amounts in thousands)
Year ending	Operating
November	leases
2017	$1,879
2018	1,418
2019	999
2020	749
2021	267
Thereafter	914

$ 6,226

NOTE I – INCOME TAXES

Effective November 30, 1997, the Company converted to a Subchapter S Corporation. An S Corporation is generally not considered a taxable entity for federal, state, or local income tax purposes. Any taxable income or loss and certain other items are reported by the shareholders on their personal income tax returns in accordance with their equity interests. The Company continues to be responsible for the amount of state taxes assessed directly to the S Corporation. Accordingly, no provision has been made in the accompanying consolidated financial statements for federal, state, or local income taxes, except for those taxes applicable to federal built-in gains taxes, taxes applicable to states and localities which do not recognize S Corporation status, and state franchise taxes.

As of November 26, 2016, the reserve for uncertain tax positions is not significant.

EFCO Corporation

Index to the Unaudited Condensed Financial Statements

Page(s)
Financial Statements

Unaudited Condensed Results of Operations	2
Unaudited Condensed Balance Sheets	3
Unaudited Condensed Statements of Cash Flows	4
Notes to the Unaudited Condensed Financial Statements	5-12

1

EFCO Corporation

Unaudited Condensed Results of Operations

(Amounts in thousands)	Six Months Ended May 27, 2017	Six Months Ended May 28, 2016
Net sales	$139,876	$121,931
Cost of sales	106,866	89,838

Gross profit	33,010	32,093
Selling, general and administrative expenses	26,937	25,301

Operating income	6,073	6,792
Other expense (income), net	80	23

Earnings before income tax	5,993	6,769
Income tax	139	97

Net earnings	$5,854	$6,672

The accompanying notes are an integral part of these unaudited condensed financial statements.

2

EFCO Corporation

Unaudited Condensed Balance Sheets

(Amounts in thousands)	May 27, 2017	November 26, 2016
Current Assets
Cash	$ -	$-
Accounts receivable, net	47,407	49,874
Inventories	23,165	22,090
Other current assets	2,673	1,377

Total Current Assets	73,245	73,341

Property, plant, and equipment, net	41,204	37,756
Goodwill, net	24,722	24,722
Intangible assets, net	21,471	21,626
Other non-current assets	715	1,332

Total Assets	$ 161,357	$158,777

Current Liabilities
Trade accounts payable	$ 13,861	$8,439
Accrued and other liabilities	15,770	16,854
Reserve for product warranty and general liability	6,642	6,567
Deferred revenue	1,824	4,754

Total Current Liabilities	38,097	36,614

Reserve for product warranty and general liability	5,902	5,600
Deferred revenue	7,024	6,564
Other long-term liabilities	592	531
Shareholder’s Equity
Capital stock	47	47
Additional paid-in capital	239,581	239,581
Divisional equity transfers	(41,682)	(36,102)
Retained earnings	(88,204)	(94,058)

Total Shareholder’s Equity	109,742	109,468

Total Liabilities and Shareholder’s Equity	$ 161,357	$158,777

The accompanying notes are an integral part of these unaudited condensed financial statements.

3

EFCO Corporation

Unaudited Condensed Statements of Cash Flows

(Amounts in thousands)	Six Months Ended May 27, 2017	Six Months Ended May 28, 2016
Operating activities
Net income	$5,854	$6,672
Depreciation and amortization	2,240	2,020
Other, net	13	20
Changes in operating assets and liabilities:
Accounts receivable, net	2,467	(5,403)
Inventories	(1,075)	(5,290)
Current portion of long-term liabilities	(2,856)	869
Current liabilities	2,219	7,962
Other, net	146	160

Net cash provided by operating activities	9,008	7,010

Investing activities
Purchases of property, plant and equipment	(5,546)	(5,238)

Net cash used in investing activities	(5,546)	(5,238)

Financing activities
Bank overdrafts	2,118	(433)
Payments	(5,580)	(1,339)

Net cash used in financing activities	(3,462)	(1,772)

Increase/(Decrease) in Cash	-	-
Cash, Beginning of Year	-	-

Cash, End of Period	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

4

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

1.	Nature of Business

EFCO Corporation, a Missouri corporation, (the Company or EFCO) manufactures and sells into the heavy commercial windows and doors segment under the trade name “EFCO”. The Company sells its products primarily to general contractors and glazing contractors. The financial statements include the accounts of the Company on a standalone basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of probable losses and expenses. Actual results could differ from those estimates.

2.	Subsequent Events

The Company evaluated subsequent events through August 21, 2017, the date these financial statements were issued. On June 12, 2017, 100 percent of the stock of the Company was acquired by Apogee Enterprises, Inc., a publicly-held U.S. manufacturer of architectural building materials, for approximately $192 million.

3.	Fiscal Year

The Company maintains its accounting records on a 52-/53-week fiscal year. The Company’s fiscal year ends on the last Saturday of the calendar month of November. The periods ended May 27, 2017 and May 28, 2016 contained 26 weeks.

4.	Fair Value Measurements

The Company carries financial instruments in its financial statements at fair value, which represents the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of trade and notes receivables and accounts payable, trade are a reasonable estimate of their fair value because of their short-term nature.

Financial assets and liabilities are classified in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement, as follows:

Level l -	Quoted market prices in active markets for identical assets or liabilities.
Level 2 -	Inputs other than Level l inputs which are either directly or indirectly observable.
Level 3 -	Unobservable inputs developed using the Company’s estimates and assumptions, which reflect those which market participants would use.

The Company had no non-financial assets measured at fair value on a non-recurring basis.

5.	Accounts Receivable and Returns and Allowances

Trade accounts receivable are recorded at their invoiced amounts less an allowance for estimated returns and doubtful accounts and do not bear interest. Accounts outstanding longer than their contractual payment terms are considered past due. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The Company determines the allowance, which at period ended May 27, 2017 and year

5

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

ended November 26, 2016 were $0.3 million and $0.3 million, respectively, based on historical write-off experience and reviews the allowance quarterly. Account balances are charged off against the allowance when the Company feels it is probable the receivable will not be recovered, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company determines the reserve for returns, which at period ended May 27, 2017 and year ended November 26, 2016 were $0.8 million and $0.8 million, respectively, based on a historical rolling 12-month experience.

6.	Inventories

All inventories are stated at the lower of cost, determined under the first-in, first-out (FIFO) method or market. Inventory costs are composed of material, direct labor, and overhead. Reserves have been established for excess, slow-moving, and obsolete inventories.

7.	Intangible Assets and Goodwill

The primary intangible assets of the Company are trade names and customer relationships. All intangibles with finite lives are amortized and those with indefinite lives are not amortized. Intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate elements of property which is when a triggering event occurs. Intangible assets not subject to amortization are assessed for impairment at least annually or as triggering events occur. In evaluating the recoverability of intangible assets not subject to amortization, it is necessary to estimate the fair value of the intangible assets.

The following table summarizes intangible assets:

(Amounts in thousands)	May 27, 2017		November 26, 2016
		Life		Life
Subject to amortization
Customer relationships	$5,407	15 year	$5,407	15 year
Less: Accumulated amortization	4,556		4,401

Net intangible assets subject to amortization	851		1,006

Not subject to amortization
Trade names	20,620		20,620

	$21,471		$21,626

Amortization expense for periods ended May 27, 2017 and May 28, 2016 were $0.2 million and $0.2 million, respectively.

The estimated amortization expense for the next five years, assuming no change in estimated useful lives of identifiable intangible assets, is $0.3 million, $0.2 million, $0.2 million, $0.1 million and $0.2 million for fiscal 2017, 2018, 2019, 2020, and 2021, respectively.

6

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill is assessed for impairment at least annually and as triggering events occur. In evaluating the recoverability of goodwill, it is necessary to estimate the fair value of the reporting units. In making this assessment, management relies on a number of factors, including operating results, business plans, and present-value techniques to discount anticipated future cash flows. Rates used to discount cash flows are dependent upon interest rates and the cost of capital at a given point in time. There are inherent uncertainties related to these factors and to management’s judgment in applying them to the analysis of impairment. It is possible that assumptions underlying the impairment analysis will change in such a manner that an impairment in value may occur in the future. During the periods ended May 27, 2017 and May 28, 2016, the Company recorded no impairments related to goodwill.

The inputs used to estimate the fair value of goodwill and trade names were largely unobservable, and, accordingly, these measurements were classified in Level 3 of the fair value hierarchy. The fair value was estimated using an income approach, which is based on management’s cash flow projections of revenue growth rates and operating margins, taking into consideration industry and market conditions. The discount rates used in the fair value calculations were based on a weighted average cost of capital using certain Level 1 and 2 inputs adjusted for the relevant risk associated with those assets.

8.	Property, Plant, and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation and are being depreciated by the straight line method over estimated service lives as follows: land improvements - 15 years; buildings and leasehold improvements - generally 10-40 years, with leasehold improvements at the lesser of the life of the improvement or the remaining life of the lease; and machinery and equipment - generally 3-15 years. The Company capitalizes certain computer software development costs that are being amortized by the straight-line method over 5 years. For the periods ended May 27, 2017 and May 28, 2016, depreciation and amortization expense was $2.2 million and $2.0 million, respectively.

If facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the Company would measure the carrying amount of the assets against the estimated undiscounted future cash flows associated with these assets. At the time any such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, these assets would be adjusted to their fair values. During the periods ended May 27, 2017 and May 28, 2016, the Company did not recognize any impairments.

9.	Product Warranty and General Liability

The Company has provided a reserve at the time of sale for the estimated cost of product replacement or repair as established by its product warranty policies. The Company’s estimated reserves for product warranty for period ended May 27, 2017 and year ended November 26, 2016, are as follows:

7

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES – Continued

(Amounts in thousands)	2017	2016
Beginning balance	$7,592	$5,780
Current provisions	4,387	8,737
Expenditures	(4,267)	(6,925)

Ending balance	$7,712	$7,592

In addition to the reserve for product warranty, the Company has recorded an estimated reserve for general liability of $4.8 million on May 27, 2017, and $4.6 million as of November 26, 2016, in accordance with its general liability policies. The Company accrues for expenses when payments become probable and can be reasonably estimated, plus an allowance for the cost of incurred but not reported expenses estimated using historical cost experience. The Company estimates short-term amount based on historical 12-month experience.

10.	Revenue Recognition

Under the terms of its sales agreements with customers, the Company recognizes revenue when persuasive evidence of an arrangement exists, when the risks and rewards of ownership have transferred, when the price is fixed, and when collection is reasonably assured. For jobs in which the Company is responsible for the installation, the Company recognizes transfer of ownership occurs at delivery to the job site.    On some jobs the Company is required to bill the customer prior to shipment based on AIA documents, which will result in deferred revenue.    This revenue is recognized based on one of the two previous methods depending on the job.    The Company sells extended warranties on their products.    These revenues are recognized over the life of the warranty.

11.	Advertising Expenses

Advertising production costs are expensed as incurred for print media. Total advertising expenses were $0.4 million and $0.3 million for periods ended May 27, 2017 and May 28, 2016, respectively.

12.	Freight Charges

Shipping and handling fees billed to the customer are included in net product sales. Shipping and handling costs were $6.9 million and $5.7 million in periods ended May 27, 2017 and May 28, 2016, respectively, and are included in manufacturing costs.

13.	Research and Development

The Company expenses all research and development costs as they are incurred. Research and development costs were insignificant for all periods presented.

14.	New Accounting Standard

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases, which provides for a comprehensive change to lease accounting. The new standard requires that a lessee recognize a lease obligation liability and a right to use asset for virtually all leases of property,

8

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES – Continued

plant and equipment, subsequently amortized over the lease term. The new standard is effective for public companies for fiscal years beginning after December 15, 2018 and for nonpublic companies for fiscal years beginning after December 15, 2019, with a modified retrospective transition. The adoption of this standard will result in reflecting assets and liabilities for the value of our leased property and equipment on our balance sheet and while we are still evaluating the impact of the standards to our overall financial statements, it is not expected to have a significant impact on our results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. Under the new standard, an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for annual reporting periods beginning after December 15, 2017 for public companies and for annual reporting periods beginning after December 15, 2018 for nonpublic companies. We are in the process of fully evaluating the impact this standard will have on our financial statements. In the coming months, we will undertake a process to quantify the impact of the new accounting guidance on each of the relevant fiscal years and will provide further analysis and discussion as we progress in the evaluation process.

NOTE B - INVENTORIES

The composition of inventories is as follows:

(Amounts in thousands)	May 27,	November 26,
	2017	2016
Production materials	$10,658	$10,251
Work in process	4,483	4,558
Finished goods	8,024	7,281

	$23,165	$22,090

9

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE C – PROPERTY, PLANT, AND EQUIPMENT

The composition of property, plant, and equipment is as follows:

(Amounts in thousands)	May 27,	November 26,
	2017	2016
Land and land improvements	$3,626	$3,626
Buildings and leasehold improvements	24,583	22,698
Machinery and equipment	32,111	29,422
Capitalized software	5,213	5,060
Construction in progress	5,352	4,901

	70,885	65,707
Less accumulated depreciation and amortization	(29,680)	(27,951)

	$41,205	$37,756

NOTE D – RELATED PARTY TRANSACTIONS

The Company has entered into agreements with Pella Corporation, which owned EFCO on May 27, 2017 and November 26, 2016, to purchase certain material used in some of its products.    The Company purchased approximately $0.3 million and $0.2 million of material under these agreements during periods ended May 27, 2017 and May 28, 2016, respectively, and had insignificant inventory on May 27, 2017 and May 28, 2016.

NOTE E – ACCRUED AND OTHER LIABILITIES

The composition of accrued and other liabilities is as follows:

(Amounts in thousands)	May 27,	November 26,
	2017	2016
Accrued commissions	$5,424	$5,718
Accrued payroll and related liabilities	3,724	4,832
Accrued insurance	2,659	2,563
Accrued freight	1,048	201
Customer deposits	647	669
Accrued property and use taxes	639	871
Profit sharing	86	1,126
Other	1,543	874

	$15,770	$16,854

10

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE F - EMPLOYEE BONUS AND PROFIT SHARING PLANS

The Company sponsors a single 401(k) retirement plan covering substantially all employees who have satisfied plan eligibility requirements. The Company’s current provision under the Plan is generally based on qualifying operating income before profit distributions, donations, and other items as specified by the Board of Directors from time to time. The Company made contributions to the plan of $0.6 million and $0.4 million for periods ended May 27, 2017 and May 28, 2016, respectively.    The Company in a 2017 implemented a new 401(k) plan that would match 50% of the first 6% of employee contributions.

The Company maintains a plan that allows participants to defer compensation. The deferred compensation liability was $0.6 million and $0.5 million at May 27, 2017 and November 26, 2016, respectively. The Company has investments in corporate-owned life insurance policies (COLI) of $0.6 million with the intention of utilizing them as long-term funding sources for this plan. The COLI assets are recorded at their net cash surrender values and are included in other non-current assets in the consolidated balance sheet.

NOTE G - CONTINGENT LIABILITIES AND CONCENTRATIONS

Various lawsuits, claims, and proceedings have been or may be asserted against the Company. The Company accrues for legal claims and legal expenses when payments for such items become probable and can be reasonably estimated.

While the amounts claimed may be substantial, the ultimate liability cannot be determined because of the considerable uncertainties that exist. Therefore, it is possible that results of operations or liquidity in a future period could be affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending will not have a materially adverse effect on the financial position, results of operations, or cash flows of the Company.

The Company’s largest supplier constituted 29.9% and 34.5% of direct material purchases during period ended May 27, 2017 and year ended November 26, 2016, respectively.

At May 27, 2017 and November 26 2016, the Company had contractual commitments to purchase raw materials in future fiscal periods. Based on contractual provisions, these commitments were currently estimated to be approximately $12.9 million and $13.5 million, respectively, due within the next two fiscal years. The Company believes these commitments do not exceed normal purchasing level required.

11

EFCO Corporation

Notes to the Unaudited Condensed Financial Statements

NOTE H - LEASES

The Company leases facilities and equipment under operating leases expiring at various dates through fiscal 2025. These leases do not include any related party transactions. Rent expenses were $1.0 million and $1.0 million during periods ended May 27, 2017 and May 28, 2016, respectively. Following is a schedule of future minimum lease payments:

(Amounts in thousands)
Year ending November	Operating leases
Remaining 2017	$962
2018	1,418
2019	999
2020	749
2021	267
Thereafter	914

$5,309

NOTE I – INCOME TAXES

Effective November 30, 1997, the Company converted to a Subchapter S Corporation. An S Corporation is generally not considered a taxable entity for federal, state, or local income tax purposes. Any taxable income or loss and certain other items are reported by the shareholders on their personal income tax returns in accordance with their equity interests. The Company continues to be responsible for the amount of state taxes assessed directly to the S Corporation. Accordingly, no provision has been made in the accompanying consolidated financial statements for federal, state, or local income taxes, except for those taxes applicable to federal built-in gains taxes, taxes applicable to states and localities which do not recognize S Corporation status, and state franchise taxes.

As of May 27, 2017 and November 26, 2016, the reserve for uncertain tax positions is not significant.

12